UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 – K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2000 (October 27, 2000)

NATIONAL STEEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-983	25-0687210

(Commission File Number)	(IRS Employer Identification No.)

4100 Edison Lakes Parkway, Mishawaka, IN	46545-3440

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	219-273-7000

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

National Steel Corporation issued press releases on October 27, 2000 and October 31, 2000 announcing the following actions:

(1)	National Steel announces steel price increase.

(2)	National Steel is introducing sheet steel building products bonded with DuPont Teflon® brand surface protection.

Copies of these press releases are attached hereto as Exhibit 99.1 and 99.2, respectively.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 Press release dated October 27, 2000.

Exhibit 99.2 Press release dated October 31, 2000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STEEL CORPORATION

Date:	November 1, 2000	By: /s/Glenn H. Gage Glenn H. Gage Senior Vice President and Chief Financial Officer